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                                                                    EXHIBIT 10.4





                             NOVO MEDIAGROUP, INC.,

                          NOVO MERGER SUBSIDIARY, INC.

                                      AND

                         IRONLIGHT DIGITAL CORPORATION





                          AGREEMENT AND PLAN OF MERGER





                                 APRIL 16, 1998
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                               TABLE OF CONTENTS
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
SECTION ONE....................................................................1
     1.   The Merger...........................................................1
          1.1  The Merger......................................................1
          1.2  Closing; Effective Time.........................................2
          1.3  Effect of the Merger............................................2
          1.4  Articles of Incorporation; Bylaws...............................2
          1.5  Directors and Officers..........................................2
          1.6  Effect on Capital Stock.........................................2
          1.7  Surrender of Certificates.......................................5
          1.8  No Further Ownership Rights in Ironlight Capital Stock..........6
          1.9  Tax and Accounting Consequences.................................7
          1.10 Taking of Necessary Action; Further Action......................7
          1.11 Withholding.....................................................7
          1.12 Lost, Stolen or Destroyed Certificates..........................7

SECTION TWO....................................................................7
     2.   Representations and Warranties of Ironlight..........................7
          2.1  Organization Standing and Power; Subsidiaries...................8
          2.2  Articles of Incorporation and Bylaws............................8
          2.3  Capital Structure...............................................8
          2.4  Authority.......................................................9
          2.5  No Conflicts; Required Filings and Consents....................10
          2.6  Financial Statements...........................................10
          2.7  Absence of Undisclosed Liabilities.............................10
          2.8  Absence of Certain Changes.....................................11
          2.9  Litigation.....................................................12
          2.10 Restrictions on Business Activities............................13
          2.11 Permits; Company Products; Regulation..........................13
          2.12 Intellectual Property..........................................13
          2.13 Taxes..........................................................14
          2.14 Employee Benefit Plans.........................................15
          2.15 Certain Agreements Affected by the Merger......................16
          2.16 Material Contracts.............................................17
          2.17 Interested Party Transactions..................................18
          2.18 Minute Books...................................................18
          2.19 Complete Copies of Materials...................................18
          2.20 Accounting and Tax Matters; Pooling of Interests...............18
          2.21 Brokers' and Finders' Fees.....................................18
          2.22 Vote Required..................................................19
          2.23 Board Approval.................................................19
          2.24 Accounts Receivable............................................19
          2.25 Third Party Consents...........................................19
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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          2.26 Representations Complete.......................................19

SECTION THREE.................................................................19
     3.   Representations and Warranties of Novo and Merger Sub...............19
          3.1  Organization, Standing and Power...............................19
          3.2  Articles of Incorporation and Bylaws...........................20
          3.3  Capital Structure..............................................20
          3.4  Authority......................................................21
          3.5  No Conflict; Required Filings and Consents.....................21
          3.6  Financial Statements...........................................22
          3.7  Absence of Undisclosed Liabilities.............................22
          3.8  Absence of Certain Changes.....................................22
          3.9  Litigation.....................................................24
          3.10 Restrictions on Business Activities............................24
          3.11 Permits; Company Products; Regulation..........................24
          3.12 Intellectual Property..........................................25
          3.13 Taxes..........................................................25
          3.14 Employee Benefit Plans.........................................27
          3.15 Certain Agreements Affected by the Merger......................28
          3.16 Material Contracts.............................................28
          3.17 Broker's and Finders' Fees.....................................29
          3.18 Accounting and Tax Matters; Pooling of Interests...............29
          3.19 Interested Party Transactions..................................30
          3.20 Minute Books...................................................30
          3.21 Complete Copies of Materials...................................30
          3.22 Vote Required..................................................31
          3.23 Board Approval.................................................31
          3.24 Accounts Receivable............................................31
          3.25 Third Party Consents...........................................31
          3.26 Representations Complete.......................................31

SECTION FOUR..................................................................31
     4.   Conduct Prior to the Effective Time.................................31
          4.1  Conduct of Business of Ironlight and Novo......................31
          4.2  Actions with Respect to Agreement..............................32
SECTION FIVE..................................................................32
     5.   Additional Agreements...............................................32
          5.1  Best Efforts and Further Assurances............................32
          5.2  Consents; Cooperation..........................................32
          5.3  Blue Sky Laws..................................................33
          5.4  Shareholder's Representation Agreements........................33
          5.5  Pooling Accounting.............................................33
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                               TABLE OF CONTENTS
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          5.6  Board of Directors...............................................33
          5.7  Maintenance of Ironlight Indemnification Obligations.............33
          5.8  Organizational Structure.........................................34

SECTION SIX.....................................................................34
     6.   Conditions to the Merger..............................................34
          6.1  Conditions to Obligations of Each Party to Effect the Merger.....34
          6.2  Additional Conditions to Obligations of Ironlight................35
          6.3  Additional Conditions to the Obligations of Novo and Merger Sub..36

SECTION SEVEN...................................................................37
     7.   Termination, Amendment and Waiver.....................................37
          7.1  Termination......................................................38
          7.2  Effect of Termination............................................38
          7.3  Amendment........................................................38
          7.4  Extension; Waiver................................................38

SECTION EIGHT...................................................................38
     8.   Escrow and Indemnification............................................38
          8.1  Survival of Representations and Warranties.......................39
          8.2  Indemnification..................................................39

SECTION NINE....................................................................39
     9.   General Provisions....................................................39
          9.1  Notices..........................................................40
          9.2  Interpretation...................................................40
          9.3  Counterparts.....................................................41
          9.4  Entire Agreement; Nonassignability; Parties in Interest..........41
          9.5  Severability.....................................................41
          9.6  Remedies Cumulative..............................................41
          9.7  Governing Law....................................................41
          9.8  Rules of Construction............................................41
          9.9  Amendments and Waivers...........................................42
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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of April 16, 1998, by and among NOVO MEDIAGROUP, INC., a California corporation ("Novo"), NOVO MERGER SUBSIDIARY, INC., a California corporation ("Merger Sub") and wholly owned subsidiary of Novo, and IRONLIGHT DIGITAL CORPORATION, a California corporation ("Ironlight").

                                    RECITALS

     A. The Boards of Directors of Ironlight, Novo and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Ironlight and Merger Sub combine into a single company through the merger of Merger Sub with and into Ironlight (the "Merger") and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Ironlight (the "Ironlight Capital Stock") shall be converted into shares of the Common Stock of Novo (the "Novo Common Stock"), at the rates set forth herein.

     B. Ironlight, Novo and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     D. The parties intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletins Topic Two.


                                   AGREEMENT

     The parties hereby agree as follows:

                                  SECTION ONE

     1.   THE MERGER.

          1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Agreement and Plan of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into Ironlight, the separate corporate existence of Merger Sub shall cease and Ironlight shall continue as the surviving corporation of the Merger. Ironlight as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."


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          1.2  CLOSING; EFFECTIVE TIME.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable, (and in no event later than three (3) business days after the satisfaction or waiver of each of the conditions set forth in Section 4 below or at such other time as the parties agree (the "Closing Date")). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of Britton, Silberman & Cervantez, LLP, 461 Second Street, Suite 332, San Francisco, California, or at such other location as the parties agree.

          1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Ironlight and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Ironlight and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  ARTICLES OF INCORPORATION; BYLAWS.

               (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation.

               (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          1.6 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Merger Sub, Ironlight or any of their respective shareholders, the following shall occur at the Effective Time:

               (a) CONVERSION OF IRONLIGHT CAPITAL STOCK. All of the issued and outstanding shares of Class A Common Stock, no par value per share, and Class B Common Stock, no par value per share, of Ironlight (the "Ironlight Class A Common Stock" and "Ironlight Class B Common Stock," respectively) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which



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such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of California Law ("Dissenting Shares")) shall be converted and exchanged for that number of shares of Novo Class A Common Stock and Novo Class B Common Stock, respectively, as shall be determined in accordance with the calculations set forth with respect to each share of Ironlight Class A Common Stock and each share of Ironlight Class B Common Stock set forth on Exhibit B attached hereto (the "Exchange Ratios"). All shares of Ironlight Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Ironlight Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 1.7, without interest.

               (b) CANCELLATION OF IRONLIGHT CAPITAL STOCK OWNED BY NOVO OR IRONLIGHT. At the Effective Time, all shares of Ironlight Capital Stock that are owned by Ironlight as treasury stock, each share of Ironlight Capital Stock owned by Novo or any direct or indirect wholly owned subsidiary of Novo or of Ironlight immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

               (c)  IRONLIGHT STOCK OPTIONS AND WARRANTS.

                    (i) (A) All options to purchase Ironlight Common Stock (the "Ironlight Options") issued and outstanding as of the Effective Time (whether or not exercisable, whether or not vested, and whether or not performance-based) and granted under the Ironlight Digital Corporation 1997 Stock Incentive Plan, as amended (the "Ironlight Stock Option Plan") or otherwise, shall remain outstanding following the Effective Time. Section 2.3 of the Ironlight Disclosure Schedule (as defined below) hereto set forth a true and complete list as of the date of this Agreement of all holders of outstanding options, including the number of shares of Ironlight Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Ironlight shall deliver to Novo an updated Section 2.3 of the Ironlight Disclosure Schedule (as defined below) hereto current as of such date.

                         (B)  At the Effective Time, the Ironlight Options
shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Novo in accordance with this
Section 1.6(c). Each such Ironlight Option so assumed by Novo under this Agreement shall continue to have, and be subject to, the same terms and conditions to which such Ironlight Option was subject immediately prior to the Effective Time, except that (i) each Ironlight Option that was exercisable for Ironlight Class A Common Stock or Ironlight Class B Common Stock will be exercisable for the number of whole shares of Novo Class A Common Stock or Novo Class B Common Stock, respectively, equal to the product of the number of shares of Ironlight Common Stock that were issuable upon exercise of such Ironlight Option immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the Ironlight Class A Common Stock or the Ironlight Class B Common Stock, respectively, and rounded down to the nearest whole number of shares of Novo Class A Common Stock or Novo Class B Common Stock, respectively, and (ii) the per share exercise


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price for the shares of Novo Class A Common Stock or Novo Class B Common Stock,
respectively, issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Ironlight Class A Common Stock or the Ironlight Class B Common Stock, respectively, at which such Ironlight Option was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the Ironlight Class A Common Stock or the Ironlight Class B Common Stock, respectively. Exercise prices will end up being $.00014329 per share.

                    (C) Ironlight has not taken, and shall not take, any action that would result in the accelerated vesting, exercisability or payment of Ironlight Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement. The Merger will not terminate any of the outstanding Ironlight Options or accelerate the vesting, exercisability or payment of such Ironlight Options or the shares of Novo Common Stock which will be subject to those options upon the Novo's assumption of the Ironlight Options in the Merger, and no term of the Ironlight Stock Option Plan or other document evidencing the Ironlight Options contradicts with this Section 1.6(c)(i)(C).

                    (D) It is the intention of the parties that the Ironlight Options assumed by Novo qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Ironlight Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Novo will issue to each person who, immediately prior to the Effective Time was a holder of an Ironlight Option, a written document evidencing the foregoing assumption of such option by Novo.

          (d) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) ADJUSTMENTS. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Novo Common Stock or Ironlight Capital Stock), reorganization, recapitalization or other like change with respect to Novo Common Stock or Ironlight Capital Stock occurring after the date of this Agreement and prior to the Effective Time.

          (f) DISSENTERS RIGHTS. Any Dissenting Shares shall not be converted into Novo Common Stock but shall instead by converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Ironlight agrees that, except with the prior written consent of Novo, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to


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the provisions of California Law, becomes entitled to payment of the fair value for shares of Ironlight Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Novo shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Ironlight Capital Stock, the number of shares of Novo Common Stock to which such holder would otherwise be entitled under this Section 1.6 and the Agreement of Merger.

          (g) FRACTIONAL SHARES. No fraction of a share of Novo Common Stock will be issued, but in lieu thereof each holder of shares of Ironlight Capital Stock who would otherwise be entitled to a fraction of a share of Novo Common Stock (after aggregating all fractional shares of Novo Common Stock to be received by such holder) shall receive from Novo an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the fair market value of a share of Novo Common Stock immediately prior to the Effective Time, as determined in good faith by Novo's Board of Directors.

     1.7  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. ANTHONY WESTREICH shall act as exchange agent (the "Exchange Agent") in the Merger.

          (b) NOVO TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Novo shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Novo may adopt, (i) the shares of Novo Common Stock issuable pursuant to Section 1.6(a) and (ii) cash in the form of checks in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

          (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Ironlight Capital Stock, whose shares were converted into the right to receive shares of Novo Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Novo may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Novo Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Novo, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Novo Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall be deemed from and after the Effective Time, for all

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corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Novo Common Stock into which such shares of Ironlight Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                  (d) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) DISSENTING SHARES. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Novo under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Novo Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

                  (f) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Novo Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Novo Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Novo Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time payable (but for the provisions of this Section 1.7(f)) with respect to such shares of Novo Common Stock.

                  (g) TRANSFERS OF OWNERSHIP. If any certificate for shares of Novo Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Novo or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Novo Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Novo or any agent designated by it that such tax has been paid or is not payable.

            1.8 NO FURTHER OWNERSHIP RIGHTS IN IRONLIGHT CAPITAL STOCK. All shares of Novo Common Stock issued upon the surrender for exchange of shares of Ironlight Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Ironlight Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Ironlight Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the


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Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

          1.9 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a pooling of interests.

          1.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Ironlight and Merger Sub, the officers and directors of Ironlight and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.11 WITHHOLDING. Each of the Surviving Corporation and Novo shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Ironlight Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign tax laws. To the extent that amounts are so withheld by the Surviving Corporation or Novo, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by the Surviving Corporation or Novo, as the case may be.

          1.12 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Novo Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Novo may, in its discretion and as a condition precedent to such issuance require the owner of such lost, stolen or destroyed Certificates to agree to indemnify Novo against any claim that may be made against Novo, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  SECTION TWO

     2.   REPRESENTATIONS and WARRANTIES OF IRONLIGHT

          In this Agreement and specifically with regard to Sections 2 and 3 of this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations



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or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

          In this Agreement and specifically with regard to Sections 2 and 3 of this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question.

          Except as disclosed in a document dated as of the date of this Agreement and delivered by Ironlight to Novo prior to the execution and delivery of this Agreement and attached as Exhibit F to the Agreement and referring to the representations and warranties in this Agreement (the "Ironlight Disclosure Schedule"), Ironlight represents and warrants to Novo and Merger Sub as follows:

          2.1 ORGANIZATION; SUBSIDIARIES. Ironlight is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. There are no subsidiaries of Ironlight. Ironlight has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Ironlight. Ironlight is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Ironlight. Ironlight does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

          2.2 ARTICLES OF INCORPORATION AND BYLAWS. Ironlight has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents as applicable, of Ironlight, each as amended to date, to Novo. Ironlight is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          2.3 CAPITAL STRUCTURE. As of the Effective Time, the authorized capital stock of Ironlight will consist of 200,000 shares of Common Stock of which 100,000 shares were designated as Class A Common Stock and 100,000 shares were designed as Class B Common Stock, of which there are issued and outstanding 2,263 shares of Class A Common Stock (the "Class A Common Stock"), and 5,260 shares of Class B Common Stock (the "Class B Common Stock"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities other than pursuant to the exercise of options outstanding as of such date set forth in
Section 2.3 of the Ironlight Disclosure Schedule. All outstanding shares of Ironlight Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Ironlight or any agreement to which Ironlight is a party or by which it is bound. All outstanding shares of Ironlight Class A Common Stock and Class B Common Stock were issued in compliance with all applicable federal and state securities laws. Ironlight has reserved 800 shares of Class B Common Stock for issuance to employees and consultants pursuant to the Ironlight Stock Option Plan, of which no shares have been issued pursuant to option exercises or direct stock purchases, and 252 shares are subject to outstanding, unexercised options. Ironlight has additionally granted options to purchase 997 shares of Class A Common Stock pursuant to agreements separate from the Ironlight Stock Option Plan. Section 2.3 of the Ironlight Disclosure Schedule sets forth the number of outstanding Ironlight Options, and all other rights to acquire shares of Ironlight Common Stock pursuant to the Ironlight Stock Option Plan and the applicable exercise prices, vesting schedules and terms of such options, and the names of all holders of such options. Except (i) for the rights created pursuant to this Agreement, (ii) for Ironlight's right to repurchase any unvested shares under the Ironlight Stock Option Plan and (iii) as set forth in this Section 2.3, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Ironlight is a party or by which Ironlight is bound relating to the issued or unissued capital stock of Ironlight or obligating Ironlight to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Ironlight or obligating Ironlight to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as may be set forth in Section 2.3 of the Ironlight Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Ironlight's capital stock (i) between or among Ironlight and any of its shareholders and (ii) to the best of Ironlight's knowledge, between or among any of Ironlight's shareholders. The terms of the Ironlight Stock Option Plan and all other Ironlight Options permit the assumption or substitution of options to purchase Novo Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Ironlight shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all agreements and instruments relating to Ironlight Options, whether issued under the Ironlight Stock Option Plan or otherwise, have been made available to Novo and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Novo.

            2.4 AUTHORITY. Ironlight has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ironlight, subject only to the approval of the Merger by Ironlight's shareholders as contemplated by Section 6.1(a). Ironlight's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Ironlight and assuming due authorization, execution and delivery by Novo and Merger Sub, constitutes the valid and binding obligation of Ironlight enforceable against Ironlight in accordance with its terms.

          2.5  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Ironlight does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Ironlight or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, degree, statue, law, ordinance, rule or regulation applicable to Ironlight or any of its properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Ironlight in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Ironlight and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.6  FINANCIAL STATEMENTS. Section 2.6 of the Ironlight Disclosure
Schedule includes a true, correct and complete copy of Ironlight's unaudited financial statements (balance sheet, statement of income and statement of cash flows) for the fiscal year ended June 30, 1997, and its unaudited financial statements (balance sheet, statement of income and statement of cash flows) at, and for the eight-month period ended February 28, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except such Financial Statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Ironlight as of the dates, and for the periods, indicated therein. Ironlight maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Ironlight has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended February 28, 1998 (the "Ironlight Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Ironlight Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Ironlight Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

     2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.8 of the Ironlight Disclosure Schedule, since February 28, 1998 (the "Ironlight Balance Sheet Date") there has not been, occurred or arisen any:

          (a) transaction by Ironlight except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of Ironlight;

          (c) capital expenditure or commitment by Ironlight, in any individual amount exceeding $10,000, or in the aggregate, exceeding $50,000;

          (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customers of Ironlight (whether or not covered by insurance) which would constitute a Material Adverse Effect;

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by Ironlight or any revaluation by Ironlight of any of its assets:

          (g)  revaluation by Ironlight of any of its assets;

          (h) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Ironlight, or any direct or indirect redemption, purchase or other acquisition by Ironlight of any of its capital stock, except repurchases of Ironlight Common Stock from terminated Ironlight employees at the original per share purchase price of such shares;

          (i) increase in the salary or other compensation payable or to become payable by Ironlight to any officers, directors, employees or advisors of Ironlight, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Ironlight of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

          (j) sale, lease, license of other disposition of any of the assets or properties of Ironlight, except in the ordinary course of business and not in excess of $10,000;

          (k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Ironlight is a party or by which it is bound;

          (l) loan by Ironlight to any person or entity, or guaranty by Ironlight of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $25,000 in the aggregate and in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim by Ironlight, including any write-off or other compromise of any account receivable of Ironlight, in excess of $25,000 in the aggregate;

          (n) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Ironlight's or Ironlight's officers' or directors' knowledge, investigation of Ironlight or its affairs;

          (o) notice of any claim of ownership by a third party of Ironlight's Intellectual Property (as defined in Section 2.12 below) or of infringement by Ironlight of any third party's Intellectual Property rights;

          (p) issuance or sale by Ironlight of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any of its securities;

          (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on Ironlight; or

          (r) agreement by Ironlight, or any officer or employee of Ironlight on behalf of Ironlight to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Novo and its representatives regarding the transactions contemplated by this Agreement).

     2.9 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Ironlight, threatened against Ironlight or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Ironlight. There is no judgement, decree or order against Ironlight or, to the best knowledge of Ironlight, any of its directors or officers (in their capacities as such); that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Ironlight. All litigation to which Ironlight is a party (or, to the knowledge of Ironlight, threatened to become a party) has been disclosed to Novo.

          2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Ironlight which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Ironlight, any acquisition of property by Ironlight or the overall conduct of business by Ironlight as currently conducted or as proposed to be conducted by Ironlight. Ironlight has not entered into any agreement under which Ironlight is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          2.11 PERMITS; COMPANY PRODUCTS; REGULATION.

               (a) To its knowledge, Ironlight is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Ironlight to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Ironlight Authorizations") and no suspension or cancellation of any Ironlight Authorization is pending or, to the best of Ironlight's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Ironlight Authorization would not have a Material Adverse Effect on Ironlight. To its knowledge, Ironlight is not in conflict with, or in default or violation of, (i) any laws applicable to Ironlight or by which any property or asset of Ironlight is bound or affected,
(ii) any Ironlight Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Ironlight is a party or by which Ironlight or any property or asset of Ironlight is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Ironlight.

          2.12 INTELLECTUAL PROPERTY.

               (a) Ironlight owns, or licenses or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, net lists, schematics, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Ironlight as currently conducted or as proposed to be conducted by Ironlight, except to the extent that the failure to have such rights has not had and could not reasonably be expected to have a Material Adverse Effect on Ironlight. Except as set forth in Section 2.12 of the Ironlight Disclosure Schedule, Ironlight is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the intellectual property described above, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

               (b) All registered trademarks, service marks and copyrights held by Ironlight are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Ironlight.

               (c) Ironlight has secured valid written assignments from all current consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Ironlight does not already own by operation of law.

               (d) Ironlight has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Ironlight has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Ironlight's standard forms and all current employees, consultant and independent contractors of Ironlight have executed such an agreement. To Ironlight's knowledge, all use, disclosure or appropriation of Confidential Information owned by Ironlight by or to a third party has been pursuant to the terms of a written agreement between Ironlight and such third party. To Ironlight's knowledge, all use, disclosure or appropriation of Confidential Information not owned by Ironlight has been pursuant to the terms of a written agreement between Ironlight and the owner of such Confidential Information, or is otherwise lawful.

          2.13 TAXES.

               (a) For purposes of this Section 2.13 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Ironlight have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, except as may be indicated in Section 2.13 of the Ironlight Disclosure Schedule. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Ironlight under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Ironlight with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Ironlight has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Ironlight with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Ironlight is contesting in good faith through appropriate proceedings. Ironlight has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Ironlight's liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with generally accepted accounting principles ("GAAP") all liabilities for Taxes of Ironlight payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Ironlight has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business. No audit of the returns of or including Ironlight by a government or taxing authority is in process, threatened or, to Ironlight's knowledge, pending (either in writing or verbally, formally or informally).

          (d) The Ironlight Disclosure Schedule contains accurate and complete information regarding Ironlight's net operating losses for federal and each state tax purposes. Ironlight has no net operating loss and credit carryovers or other tax attributes currently subject to limitations under Sections 382, 383, or 384 of the Code.

     2.14 EMPLOYEE BENEFIT PLANS.

          (a) Section 2.14(a) of the Ironlight Disclosure Schedule lists, with respect to Ironlight and any trade or business (whether or not incorporated) which is treated as a single employer with Ironlight (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m), (o) Of the Code (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Ironlight and that do not generally apply to all employees, and (iv) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Ironlight of greater than $5,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Ironlight (together, the "Ironlight Employee Plans"). Ironlight has furnished to Novo a copy of each of the Ironlight Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto).

               (b) Except as set forth in Section 2.14(b) of the Ironlight Disclosure Schedule, (i) none of the Ironlight Employee Plans promises or provides retiree medical or other retire welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Ironlight Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Ironlight Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Ironlight and any ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Ironlight Employee Plans; (iv) neither Ironlight nor any ERISA Affiliate is subject to any liability or penalty under the Code or ERISA with respect to any of the Ironlight Employee Plans; and (v) all material contributions required to be made by Ironlight and any ERISA Affiliate to any Ironlight Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Ironlight Employee Plan for the current plan years.

               (c) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Ironlight, or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

               (d) There has been no amendment to, written interpretation or announcement (whether or not written) by Ironlight, or other ERISA Affiliate relating to, or change in participation or coverage under, any Ironlight Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Ironlight's financial statements.

          2.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Ironlight, (ii) materially increase any benefits otherwise payable by Ironlight, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.16 MATERIAL CONTRACTS.

               (a) Subsections (i) through (ix) of Section 2.16(a) of the Ironlight Disclosure Schedule contain a list of all contracts and agreements to which Ironlight is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Ironlight (such contracts, agreements and arrangements as are required to be set forth in Section 2.16(a) of the Ironlight Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following and shall be categorized in the Ironlight Disclosure Schedule as follows:

                    (i) each contract and agreement (other than routine pricing quotes in the ordinary course of business) for the purchase of inventory, other materials or personal property with any supplier or for the furnishing of services (including marketing or promotional services) to Ironlight under the terms of which Ironlight: (A) paid or otherwise gave consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1997, (B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1998, (C) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Ironlight without penalty or further payment of less than $10,000;

                    (ii) each customer contract and agreement (other than routine pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Ironlight is a party which (A) involved consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1997, (B) is likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1998, (C) is likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Ironlight without penalty or further payment of less than $10,000;

                    (iii) all management contracts with independent contractors or consultants (or similar arrangements) to which Ironlight is a party and which (A) involved consideration or more than $50,000 in the aggregate during the calendar year ended December 31, 1997, (B) are likely to involve consideration of more then $50,000 in the aggregate during the calendar year ended December 31, 1998, or (C) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract;

                    (iv) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Ironlight has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Ironlight has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

                    (v) all contracts and agreements that limit the ability of Ironlight or, after the Effective Time, Novo or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                    (vi) all other contracts or agreements (A) which are material to Ironlight or the conduct of its businesses, (B) the absence of which would have a Material Adverse Effect on Ironlight, or (C) which are believed by Ironlight to be of unique value even though not material to the business of Ironlight.

               (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Ironlight, each Material Contract is a legal, valid and binding agreement, and none of the Ironlight Material Contracts is in default by its terms or has been cancelled by the other party; Ironlight is not in receipt of any claim of default under any such agreement; and Ironlight does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Ironlight has furnished Novo with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

          2.17 INTERESTED PARTY TRANSACTIONS. Expect for the debts listed on
Section 2.17 of the Ironlight Disclosure Schedule, Ironlight is not indebted to any director, officer, employee or agent of Ironlight (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Ironlight.

          2.18 MINUTE BOOKS. The minute books of Ironlight made available to Novo contain a complete summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Ironlight through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.19 COMPLETE COPIES OF MATERIALS. Ironlight has delivered or made available true and complete copies of each document which has been requested by Novo or its counsel in connection with their legal and accounting review of Ironlight.

          2.20 ACCOUNTING AND TAX MATTERS; POOLING OF INTERESTS. Neither Ironlight, to the knowledge of Ironlight, nor any of their respective directors, officers or shareholders has taken any action which would interfere with Novo's ability to account for the Merger as a pooling of interests or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither Ironlight nor, to the knowledge of Ironlight, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code, and to its best knowledge after due inquiry, the Merger will so qualify.


          2.21 BROKERS' AND FINDERS' FEES. Ironlight has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.22 VOTE REQUIRED. The consent taken by action without a meeting of shareholders by the holders of a majority of the shares of Ironlight capital stock outstanding on the effective date of the action by written consent is the only action by the holders of any of Ironlight's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.23 BOARD APPROVAL. The Board of Directors of Ironlight has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Ironlight and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Ironlight approve this Agreement and the Merger.

          2.24 ACCOUNTS RECEIVABLE.

               (a) Ironlight has made available to Novo a list of all accounts receivable of Ironlight reflected on the Financial Statements ("Accounts Receivable") along with a range of days elapsed since invoice.

               (b) All Accounts Receivable of Ironlight arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

          2.25 THIRD PARTY CONSENTS. Except as set forth in Section 2.25 of the Ironlight Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

          2.26 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Ironlight herein or in any Schedule hereto, including the Ironlight Disclosure Schedule, or certificate furnished by Ironlight pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                 SECTION THREE


     3.   REPRESENTATIONS AND WARRANTIES OF NOVO AND MERGER SUB.

           Except as disclosed in a document dated as of the date of this Agreement and delivered by Novo to Ironlight prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement and attached as Exhibit G hereto (the "Novo Disclosure Schedule"), Novo and Merger Sub hereby jointly and severally represent and warrant to Ironlight as follows:

          3.1 ORGANIZATION, STANDING AND POWER. Each of Novo and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Novo has no other subsidiaries. Each of Novo and Merger Sub has the corporate power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted. Novo is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Novo. Novo does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

          3.2 ARTICLES OF INCORPORATION AND BYLAWS. Novo has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Novo and Merger Sub, each as amended to date, to Ironlight. Neither Novo nor any of its subsidiaries is in violation of any material provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          3.3  CAPITAL STRUCTURE.

               (a) As of the Effective Time, the authorized capital stock of Novo will consist of 20,000,000 shares of Common Stock, no par value, of which 15,000,000 are designated as Class A Common Stock of which 4,750,614 shares are issued and outstanding and 5,000,000 shares of Common Stock are designated
Class B Common Stock, of which there are no shares issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding. 1,147,022 shares of the 4,750,614 outstanding shares of Common Stock have been issued pursuant to option exercises, and 1,100,876 shares are subject to outstanding, unexercised options. There are no other outstanding shares of capital stock or voting securities of Novo. 270,316 shares are subject to outstanding unexercised warrants. All outstanding shares of Novo Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Novo or any agreement to which Novo is a party or by which it is bound. All outstanding shares of Novo Common Stock were issued in compliance with all applicable federal and state securities laws. Other than as contemplated under this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Novo or Merger Sub is a party, or by which either of them is bound obligating Novo or Merger Sub to issue deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Novo or obligating Novo or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Novo Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable. Except as may be set forth in
Section 3.3 of the Novo Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Novo's capital stock (i) between or among Novo and any of its shareholders and (ii) to the best of Novo's knowledge, between or among any of Novo's shareholders.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock all of which are issued and outstanding and are held by Novo. All outstanding shares of Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no options, warrants, calls, rights, commitments or agreements of any character to which Novo or Merger Sub is a party or by which either of them is bound obligating Novo or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Merger Sub or obligating Novo or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     3.4 AUTHORITY. Novo and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Novo and Merger Sub, subject only to the approval of the Merger by Novo's shareholders as contemplated by
Section 6.1(a) and the filing and recordation of appropriate merger documents as required by California law. Novo's Board of Directors has unanimously approved the Merger and this Agreement and Novo as the sole shareholder of Merger Sub has approved the Merger. This Agreement has been duly executed and delivered by Novo and Merger Sub and assuming due authorization, execution and delivery by Ironlight, constitutes the valid and binding obligation of each of Novo and Merger Sub, respectively, enforceable against both in accordance with its terms.

     3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Novo or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Novo or Merger Sub or their properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Government Entity, is required by or with respect to Novo or Merger Sub in connection with the execution and delivery of this Agreement by Novo and Merger Sub or the consummation by Novo and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by California Law, (ii) any filings as may be required under the Securities Act, applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Novo and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

     3.6 FINANCIAL STATEMENTS. Section 3.6 of the Novo Disclosure Schedule includes a true, correct and complete copy of Novo's unaudited financial statements (balance sheet, statement of income and statement of cash flows) for the fiscal year ended December 31, 1997, and its unaudited financial statements (balance sheet, statement of income and statement of cash flows) at, and for the two-month period ended February 28, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except such Financial Statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Novo as of the dates, and for the periods indicated therein. Novo maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Novo has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended February 28, 1998 (the "Novo Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Novo Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Novo Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

     3.8 ABSENCE OF CERTAIN CHANGES. Except as may be set forth in the Novo Disclosure Schedule and except for events and transactions that have occurred in connection with the Merger, since February 28, 1998 (the "Novo Balance Sheet Date") there has not been, occurred or arisen any:

          (a) transaction by Novo except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of Novo;

          (c) capital expenditures or commitment by Novo, in any individual amount exceeding $10,000, or in the aggregate, exceeding $50,000;

          (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customers of Novo (whether or not covered by insurance) which would constitute a Material Adverse Effect;

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by Novo or any revaluation by Novo of any of its assets;

                  (g)   revaluation by Novo of any of its assets;

                  (h) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Novo, or any direct or indirect redemption, purchase or other acquisition by Novo of any of its capital stock, except repurchases of Novo Common Stock from terminated Novo employees at the original per share purchase price of such shares;

                  (i) increase in the salary or other compensation payable or to become payable by Novo to any officers, directors, employees or advisors of Novo, except in the ordinary course of business consistent with past practice, or the declaration, payment or commitment or obligation of any kind for the payment by Novo of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                  (j) sale, lease, license of other disposition of any of the assets or properties of Novo, except in the ordinary course of business and not in excess of $10,000;

                  (k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Novo is a party or by which it is bound;

                  (l) loan by Novo to any person or entity, or guaranty by Novo of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with the past practices and (y) trade payables not in excess of $25,000 in the aggregate and in the ordinary course of business, consistent with past practices;

                  (m) waiver or release of any right or claim of Novo, including any write-off or other compromise of any account receivable of Novo, in excess of $25,000 in the aggregate;

                  (n) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Novo's or Novo's officers' or directors' knowledge, investigation of Novo or its affairs;

                  (o) notice of any claim of ownership by a third party of Novo's Intellectual Property (as defined in Section 3.12 below) or of infringement by Novo of any third party's Intellectual Property rights;

                  (p) issuance or sale by Novo of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on Novo; or

                  (r) agreement by Novo, or any officer or employee of Novo on behalf of Novo to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Ironlight and its representatives regarding the transactions contemplated by this Agreement).

            3.9 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Novo or any of its subsidiaries, threatened against Novo or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Novo. There is no judgment, decree or order against Novo or any of its subsidiaries or, to the knowledge of Novo or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Novo. All litigation to which Novo is a party (or, to the knowledge of Novo, threatened to become a party) has been disclosed to Ironlight.

            3.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Novo, which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice by Novo as currently conducted or as proposed to be conducted by Novo. Novo has not entered into any agreement under which Novo is not restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

            3.11  PERMITS; COMPANY PRODUCTS; REGULATION.

                  (a) To its knowledge, Novo is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Novo, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Novo Authorizations") and no suspension or cancellation of any Novo Authorization is pending or, to the best of Novo's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Novo Authorization would not have a Material Adverse Effect on Novo. To its knowledge, Novo is not in conflict with, or in default or violation of, (i) any laws applicable to Novo or by which any property or asset of Novo is bound or affected, (ii) any Novo Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Novo is a party or by which Novo or any property or asset of

Novo is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Novo.

        3.12    INTELLECTUAL PROPERTY.

                (a) Novo owns, or licenses or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, net lists, schematics, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Novo as currently conducted or as proposed to be conducted by Novo, except to the extent that the failure to have such rights has not had and could not reasonably be expected to have a Material Adverse Effect on Novo. Except as set forth in Section 3.12 of the Novo Disclosure Schedule, Novo is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property described above, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

                (b) All registered trademarks, service marks and copyrights held by Novo are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Novo.

                (c) Novo has secured valid written assignments from all current consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Novo does not already own by operation of law.

                (d) Novo has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Novo has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Novo's standard forms and all current employees, consultant and independent contractors of Novo have executed such an agreement. To Novo's knowledge, all use, disclosure or appropriation of Confidential Information owned by Novo by or to a third party has been pursuant to the terms of a written agreement between Novo and such third party. To Novo's knowledge, all use, disclosure or appropriation of Confidential Information not owned by Novo has been pursuant to the terms of a written agreement between Novo and the owner of such Confidential Information, or is otherwise lawful.

        3.13    TAXES.

                (a) For purposes of this Section 3.13 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed by or on behalf of Novo have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, except as may be indicated in Section 3.13 of the Novo Disclosure Schedule. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Novo under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Novo with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Novo has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Novo with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Novo is contesting in good faith through appropriate proceedings. Novo has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) The amount of Novo's liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not in the aggregate exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with generally accepted accounting principles ("GAAP") all liabilities for Taxes of Novo payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Novo has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business. No audit of the returns of or including Novo by a government or taxing authority is in process, threatened or, to Novo's knowledge, pending (either in writing or verbally, formally or informally).

                (d) The Novo Disclosure Schedule contains accurate and complete information regarding Novo's net operating losses for federal and each state tax purposes. Novo has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

        3.14    EMPLOYEE BENEFIT PLANS.

                (a) Section 3.14(a) of the Novo Disclosure Schedule lists, with respect to Novo and any trade or business (whether or not incorporated) which is treated as a single employer with Novo (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Novo and that do not generally apply to all employees, and (iv) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Novo of greater than $5,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Novo (together, the "Novo Employee Plans"). Novo has furnished to Ironlight a copy of each of the Novo Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto).

                (b) Except as set forth in Section 3.14(b) of the Novo Disclosure Schedule, (i) none of the Novo Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Novo Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Novo Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Novo and any ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Novo Employee Plans; (iv) neither Novo nor any ERISA Affiliate is subject to any liability or penalty under the Code or ERISA with respect to any of the Novo Employee Plans; and (v) all material contributions required to be made by Novo and any ERISA Affiliate to any Novo Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Novo Employee Plan for the current plan years.

                (c) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Novo, or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

               (d) There has been no amendment to, written interpretation or announcement (whether or not written) by Novo, or other ERISA Affiliate relating to, or change in participation or coverage under, any Novo Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Novo's financial statements.

          3.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Novo, (ii) materially increase any benefits otherwise payable by Novo, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          3.16 MATERIAL CONTRACTS.

               (a) Subsections (i) through (ix) of Section 3.16(a) of the Novo Disclosure Schedule contain a list of all contracts and agreements to which Novo is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Novo (such contracts, agreements and arrangements as are required to be set forth in Section 3.16(a) of the Novo Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following and shall be categorized in the Novo Disclosure Schedule as follows:

                    (i) each contract and agreement (other than routine pricing quotes in the ordinary course of business) for the purchase of inventory, other materials or personal property with any supplier or for the furnishing of services (including marketing or promotional services) to Novo under the terms of which Novo: (A) paid or otherwise gave consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1997, (B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1998, (C) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Novo without penalty or further payment of less than $10,000;

                    (ii) each customer contract and agreement (other than routine pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Novo is a party which (A) involved consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1997,
(B) is likely to involve consideration of more than $25,000 in the aggregate during the calendar year ended December 31, 1998, (C) is likely to involve consideration of more than $25,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Novo without penalty or further payment of less than $10,000;

               (iii) all management contracts with independent contractors or consultants (or similar arrangements) to which Novo is a party and which (A) involved consideration or more than $50,000 in the aggregate during the calendar year ended December 31, 1997, (B) are likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1998, or (C) are likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract;

               (iv) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Novo has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Novo has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

               (v) all contracts and agreements that limit the ability of Novo or after the Effective Time any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

               (vi) all other contracts or agreements (A) which are material to Novo or the conduct of its businesses, (B) the absence of which would have a Material Adverse Effect on Novo, or (C) which are believed by Novo to be of unique value even though not material to the business of Novo.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Novo, each Material Contract is a legal, valid and binding agreement, and none of the Novo Material Contracts is in default by its terms or has been cancelled by the other party; Novo is not in receipt of any claim of default under any such agreement; and Novo does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Novo has furnished Ironlight with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

     3.17 BROKER'S AND FINDER'S FEES. Novo has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.18 ACCOUNTING AND TAX MATTERS; POOLING OF INTERESTS.

          (a) Neither Novo nor, to the knowledge of Novo, any of their respective affiliates or agents has taken any action or is aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a transaction under Section 368(a) of the Code.

                (b) Neither Novo nor, to the knowledge of Novo, any of their respective directors, officers or shareholders has taken any action which would interfere with Novo's ability to account for the Merger as a "pooling-of-interests."

                (c) Merger Sub is a wholly-owned subsidiary of Novo, formed solely for the purpose of engaging in the Merger, and has carried on no business prior to the Merger.

                (d) Immediately prior to the Merger, Novo will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

                (e) Novo has no plan or intention (a "Plan") to cause Ironlight to issue additional shares of Ironlight stock following the Merger that would result in Novo losing control of Ironlight, within the meaning of Section 368(c) of the Code.

                (f) Novo has no Plan to reacquire any of the shares of Novo Common Stock issued in the Merger.

                (g) Novo has no Plan to liquidate Ironlight following the Merger; to merge Ironlight with or into another corporation (other than pursuant to a reincorporation of Ironlight in a transaction qualifying as a reorganization under Section 368(a)(1)(F) of the Code); to engage in a sale, exchange or other disposition of the then-outstanding Ironlight stock (other than a transfer of the then-outstanding Ironlight stock to a corporation controlled by Novo); or to cause Ironlight to sell or otherwise dispose of any of its assets, including any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to any corporations controlled by Ironlight.

                (h) Merger Sub will have no liabilities assumed by Ironlight and will not transfer to Ironlight in the Merger any assets subject to liabilities.

                (i) Following the Merger, Novo will take no action to prevent Ironlight from continuing its historic business or from using a significant portion of its historic business assets in a business as required by Treasury Regulation Section 1.368-1(d).

        3.19    INTERESTED PARTY TRANSACTIONS. Except for the debts listed in
Section 3.19 of the Novo Disclosure Schedule, Novo is not indebted to any director, officer, employee or agent of Novo (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Novo.

        3.20 MINUTE BOOKS. The minute books of Novo made available to Ironlight contain a complete summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Novo through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

        3.21 COMPLETE COPIES OF MATERIALS. Novo has delivered or made available true and complete copies of each document which has been requested by Ironlight or its counsel in connection with their legal and accounting review of Novo.

     3.22 VOTE REQUIRED. The consents taken by action without a meeting of shareholders by the holders of a majority of the shares of Novo capital stock and of all of the shares of Merger Sub capital stock outstanding on the effective date of the action by written consent are the only actions by the holders of any of Novo's capital stock and any of Merger Sub's capital stock, respectively, necessary to approve this Agreement and the transactions contemplated hereby.

     3.23 BOARD APPROVAL. The Board of Directors of Novo and Merger Sub have unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Novo and Merger Sub, respectively, and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Novo and Merger Sub, respectively, approve this Agreement and the Merger.

     3.24 ACCOUNTS RECEIVABLE.

          (a) Novo has made available to Ironlight a list of all accounts receivable of Novo reflected on the Financial Statements ("Accounts Receivable").

          (b) All Accounts Receivable of Novo arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     3.25 THIRD PARTY CONSENTS. Except as set forth in the Novo Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.


     3.26 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Novo herein or in any Schedule or Exhibit hereto, or certificate furnished by Novo pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  SECTION FOUR

     4.   CONDUCT PRIOR TO THE EFFECTIVE TIME.

          4.1 CONDUCT OF BUSINESS OF IRONLIGHT AND NOVO. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Ironlight and Novo agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of Ironlight and Novo agrees to promptly notify the other of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect.

            4.2 ACTIONS WITH RESPECT TO AGREEMENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, each of Ironlight and Novo agrees that it shall not do, cause or permit any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder, without the prior written consent of the other party.

                                  SECTION FIVE

      5.    ADDITIONAL AGREEMENTS.

            5.1 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            5.2   CONSENTS; COOPERATION.

                  (a) Each of Novo and Ironlight shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Novo or Ironlight or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and any other applicable federal, state or foreign securities laws.

                  (b) Each of Novo and Ironlight shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Ironlight Disclosure Schedule or the Novo Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Ironlight or Novo from occurring prior or after the Effective Time. In the event that Novo or Ironlight shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(b), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Novo and Ironlight, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

     5.3 BLUE SKY LAWS. Novo shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Novo Common Stock to Ironlight shareholders in connection with the Merger. Ironlight shall use its best efforts to assist Novo as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Novo Common Stock in connection with the Merger.

     5.4 SHAREHOLDER'S REPRESENTATION AGREEMENTS. Ironlight will use its best efforts to cause each Ironlight shareholder to execute and deliver to Novo a Shareholder Representation Agreement substantially in the form attached hereto as Exhibit C (the "Shareholder's Representation Agreement") which imposes certain restrictions regarding the resale of Novo Common Stock received in the Merger.

     5.5 POOLING ACCOUNTING. Novo and Ironlight shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Novo and Ironlight shall use its best efforts to cause its "Affiliates" (as defined as those persons deemed affiliates within the meaning of Rule 145 promulgated under the Securities Act.) not to take any action that would adversely affect the ability of Novo to account for the business combination to be effected by the merger as a pooling of interest.

     5.6 BOARD OF DIRECTORS. Immediately following the Effective Time, the Board of Directors of Novo will consist of Kelly Rodriques, John Gaulding and Anthony Westreich and John Gaulding shall be the chairman of the Board of Directors. The number of authorized directors shall be five (5). The initial directors shall elect the remaining directors, and such directors shall be outside directors with relevant industry experience. Immediately prior to the Effective time the directors of Novo, other than Kelly Rodriques and John Gaulding shall resign from the Board of Directors.

     5.7  MAINTENANCE OF IRONLIGHT INDEMNIFICATION OBLIGATIONS.

          (a) Subject to and following the Effective Time, the Surviving Corporation shall, and Novo shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Ironlight Parties (as defined below) to the extent provided in the Bylaws or Articles of Incorporation of Ironlight, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and Novo shall cause the Surviving Corporation to, keep in effect such provisions, which shall not be amended except as required by applicable law or to make changes permitted by California Law that would enlarge the rights to indemnification available to the Indemnified Ironlight Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by California Law. For purposes of this Section 5.7, "Indemnification Ironlight Parties" shall mean the individuals who were officers, directors, employees and agents of Ironlight on or prior to the Effective Time.

          (b) Subject to and following the Effective Time, Novo and the Surviving Corporation shall be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Ironlight Party in enforcing the rights provided in this
Section 5.7 and shall make any advances of such expenses to the Indemnified Ironlight Party that would be available under the Bylaws or Articles of Incorporation of Ironlight (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

          (c) The provisions of this Section 5.7 shall be in addition to any other rights available to the Indemnified Ironlight Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Ironlight Parties.

     5.8 ORGANIZATIONAL STRUCTURE. Novo and Ironlight agree that the organizational structure of Novo and Ironlight shall be integrated and combined in the manner set forth in Exhibit H attached hereto, effective as soon as practicable.

                                  SECTION SIX

     6.   CONDITIONS TO THE MERGER.

          6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved and adopted by the holders of a majority of the shares of the capital stock of Ironlight and Novo outstanding prior to the Effective Time.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

          (c) GOVERNMENTAL APPROVAL. Novo, Ironlight and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and under any state securities laws.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF IRONLIGHT. The obligations of Ironlight to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Ironlight:

                (a) REPRESENTATIONS, WARRANTIES AND COVENANTS (i) Each of the representations and warranties of Novo and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Novo and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of particular date shall remain true and correct as of such date), and (ii) Novo and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                (b)     CERTIFICATES OF NOVO.

                        (i) COMPLIANCE CERTIFICATE OF NOVO. Ironlight shall have been provided with a certificate executed on behalf of Novo by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a)(i) and (ii) above has been satisfied with respect to Novo.

                        (ii) CERTIFICATE OF SECRETARY OF NOVO. Ironlight shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Novo certifying:

                                (A)     Resolutions duly adopted by the Board
of Directors and the shareholders of Novo authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                (B)     the incumbency of the officers of Novo
executing this Agreement and all agreements and documents contemplated hereby.

                (c)     CERTIFICATES OF MERGER SUB.

                        (i) COMPLIANCE CERTIFICATE OF MERGER SUB. Ironlight shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a)(i) and (ii) above has been satisfied with respect to Merger Sub.

                        (ii) CERTIFICATE OF SECRETARY OF MERGER SUB. Ironlight shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                                (A)     Resolutions duly adopted by the Board of
Directors and the sole shareholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                (B)     the incumbency of the officers of Merger
Sub executing this Agreement and all agreements and documents contemplated hereby.

                (d) LEGAL OPINION. Ironlight shall have received a legal opinion from Novo's legal counsel substantially in the form of Exhibit D hereto.

                (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Novo and its subsidiaries, taken as a whole.

                (f) GOOD STANDING. Ironlight shall have received a certificate or certificates of the Secretary of State of the State of California and any applicable franchise tax authority of such state, certifying as of a date no more than 5 business days prior to the Effective Time that Merger Sub has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

        6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NOVO AND MERGER SUB. The obligations of Novo and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Novo:

                (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) each of the representations and warranties of Ironlight in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Ironlight in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Ironlight shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                (b) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Ironlight.

                (c)     CERTIFICATES OF IRONLIGHT.

                        (i) COMPLIANCE CERTIFICATE OF IRONLIGHT. Novo and Merger Sub shall have been provided with a certificate executed on behalf of Ironlight by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a)(i) and (ii) above has been satisfied.

                        (ii) CERTIFICATE OF SECRETARY OF IRONLIGHT. Novo and Merger Sub shall have been provided with a certificate executed by the Secretary of Ironlight certifying:

                              (A)   Resolutions duly adopted by the Board of
Directors and the shareholders of Ironlight authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                              (B)   The Articles of Incorporation and Bylaws of
Ironlight, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                              (C)   the incumbency of the officers of Ironlight
executing this Agreement and all agreements and documents contemplated hereby.

                  (d) THIRD PARTY CONSENTS. Novo shall have been furnished with evidence satisfactory to it that Ironlight has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 5.2(a) and (f).

                  (e) LEGAL OPINION. Novo shall have received a legal opinion from Ironlight's legal counsel, in substantially the form of Exhibit E.

                  (f) SHAREHOLDER'S REPRESENTATION AGREEMENTS. Novo shall have received from the holders of at least 75% of the Ironlight Capital Stock, outstanding immediately prior to the Effective Time, duly executed and delivered Shareholder's Representation Agreements in substantially the form attached hereto as Exhibit C.

                  (g) RESIGNATION OF DIRECTORS AND OFFICERS. Novo shall have received letters of resignation from each of the directors and officers of Ironlight in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

                  (h) SHAREHOLDER APPROVAL. Ironlight shall deliver appropriate documentation to the effect that holders of greater than 80% of the Capital Stock have voted in favor of the Merger.

                                 SECTION SEVEN

      7.    TERMINATION, AMENDMENT AND WAIVER.

          7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Ironlight, this Agreement may be terminated and the Merger may be abandoned:

               (a) by mutual consent duly authorized by the Boards of Directors of each of Novo and Ironlight;

               (b) by either Novo or Ironlight, if, without fault of the terminating party,

                    (i) the Effective Time shall not have occurred on or before May 15, 1998 (or such later date as may be agreed upon in writing by the parties);

                    (ii) there shall be any applicable federal or state law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Novo, Merger Sub or Ironlight or their respective officers, directors, shareholders or affiliates.

          7.3 AMENDMENT. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Ironlight or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Ironlight Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the shareholders of Ironlight or Merger Sub.

          7.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 SECTION EIGHT

     8.   INDEMNIFICATION.

          8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until one year after consummation of Merger (the "Survival Date"); provided that if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the Survival Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims. All covenants to be performed after the Effective Time shall continue indefinitely.

          8.2  INDEMNIFICATION.

          (a) INDEMNITY BY IRONLIGHT. From and after the Effective Date, Ironlight and Ironlight Shareholders shall severally, indemnify and hold Novo harmless from and against all losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and shall pay the Novo on demand the full amount of any and all sums that Novo may pay or become obligated to pay, in either case, on account of or arising out of or resulting from any untruth or breach of any of the representations, warranties, covenants or agreements made by Ironlight and/or Ironlight Shareholders in this Agreement. As to untruths or breaches of representations and warranties in Section 2 hereof, this indemnification shall be only for claims submitted in writing by the Survival Date. No Ironlight Shareholder's liability shall exceed such Shareholder's pro rata share of the Merger Consideration assessed at the valuation used to determine the Exchange Ratio, nor shall Ironlight's liability exceed the aggregate value of such Merger Consideration.

          (b) INDEMNITY BY NOVO. From and after the Effective Date, Novo shall indemnify and hold Ironlight and Ironlight Shareholders harmless from and against all losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and shall pay Ironlight Shareholders on demand the full amount of any and all sums that Ironlight or any Ironlight Shareholder may pay or become obligated to pay, in either case, on account of or arising out of or resulting from any untruth or breach of any of the representations, warranties, covenants or agreements made by Novo in this Agreement. As to untruths or breaches of representations and warranties in Section 3 hereof, this indemnification shall be only for claims submitted in writing by the Survival Date. The liability of the Novo shall in no case exceed the aggregate value of the Merger Consideration, determined as of the Effective Time.

          (c) Notwithstanding any of the foregoing, neither Ironlight nor Ironlight Shareholders shall be required to indemnify Novo, nor shall Novo be required to indemnify Ironlight or Ironlight Shareholders, unless and until the aggregate amount of damages subject to indemnification pursuant to this Section 8 exceeds $25,000, at which point the indemnifying party shall indemnify the full amount of all such damages and all claims thereafter, subject to the other limitations on indemnification set forth in this Section 8.

                                  SECTION NINE

     9.   GENERAL PROVISIONS.

     9.1 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

          (a)  if to Novo or Merger Sub, to:
               Kelly A. Rodriques
               Novo MediaGroup, Inc.
               222 Sutter Street, 6th Floor
               San Francisco, CA 94108
               Facsimile No.: (415) 646-7001
               Telephone No.: (415) 646-7000

               with a copy to:

               Britton Silberman & Cervantez LLP
               461 Second Street
               San Francisco, CA 94107
               Attention: Thomas Cervantez
               Facsimile No.: (415) 538-9001
               Telephone No.: (415) 538-9000

          (b)  if to Ironlight, to:
               Anthony Westreich
               Ironlight Digital Corporation
               222 Sutter Street, 6th Floor
               San Francisco, CA 94108
               Facsimile No.: (415) 646-7001
               Telephone No.: (415) 646-7022

               with a copy to:

               Morrison & Foerster, LLP
               425 Market Street
               San Francisco, CA 94105
               Attention: John Campbell
               Facsimile No.: (415) 268-7522
               Telephone No.: (415) 268-7000

     9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        9.4 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Ironlight Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c) and (g), 1.7, 1.8, 1.12, and any provision providing for assumption of Ironlight Options by Novo shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

        9.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (I) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        9.6 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

        9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the parties and their respective successors and assigns.


                      [Signature page immediately follows]

      Ironlight, Novo and Merger Sub have executed this Agreement as of the date first written above.

                              IRONLIGHT

                              IRONLIGHT DIGITAL CORPORATION

                              By: /s/ ANTHONY WESTREICH
                                  ------------------------------

                              Name: Anthony Westreich
                                    ----------------------------
                                          (Print)

                              Title: President
                                     ---------------------------

                              Address:
                                       -------------------------



                              NOVO

                              NOVO MEDIAGROUP, INC.

                              By: /s/ KELLY RODRIGUES
                                  ------------------------------

                              Name: Kelly Rodrigues
                                    ----------------------------
                                          (Print)

                              Title: CEO
                                     ---------------------------

                              Address:
                                       -------------------------


                              MERGER SUB

                              NOVO MERGER SUBSIDIARY, INC.

                              By: /s/ KELLY RODRIGUES
                                  ------------------------------

                              Name: Kelly Rodrigues
                                    ----------------------------
                                          (Print)

                              Title: CEO
                                     ---------------------------

                              Address:
                                       -------------------------